Exhibit 23.1

RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado  80014
Telephone (303)306-1967
Fax (303)306-1944

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the reference to us as “Experts” in the Registration Statement of By Design, Inc. on Form SB-2 and the incorporation by reference in this Registration Statement of my report dated September 4, 2007 (included in exhibits to such registration statement) on the consolidated financial statements of Great Spirits, Inc. as of June 30, 2007 and for the period from September 26, 2005 (Inception) through June 30, 2007

/s/ Ronald R. Chadwick, P.C.
RONALD R. CHADWICK, P.C.
Aurora, Colorado
December 5, 2007